Exhibit 10.12.1

ALLOS THERAPEUTICS, INC.

2001 EMPLOYEE STOCK PURCHASE PLAN
OFFERING
(SERIES BEGINNING JULY 1, 2007)

Adopted by the Compensation Committee of the Board of Directors
June 19, 2007

In this document, capitalized terms not otherwise defined shall have the same definitions of such terms as in the Allos Therapeutics, Inc. 2001 Employee Stock Purchase Plan.

1.             Grant; Offering Periods.

(a)           The Board hereby authorizes a series of Offerings pursuant to the terms of this Offering document.

(b)           Each Offering hereunder shall consist of one 6-month offering period, with the first such period beginning on July 1, 2007 and ending on December 31, 2007, unless terminated earlier as provided below.  Thereafter, a new Offering shall begin on each January 1 and July 1, and shall end on each June 30 (with respect to Offerings beginning January 1) or December 31 (with respect to Offerings beginning July 1), as applicable, unless the Board determines otherwise.  New Offerings shall begin automatically as described in the preceding sentence without any further action on the part of the Board.  Except as provided below, a Purchase Date is the last day of an Offering and an Offering Date is the first day of an Offering.

(c)           Notwithstanding the foregoing: (i) if any Offering Date falls on a day that is not a Trading Day, then such Offering Date shall instead fall on the next subsequent Trading Day and (ii) if any Purchase Date falls on a day that is not a Trading Day, then such Purchase Date shall instead fall on the immediately preceding Trading Day.

(d)           Prior to the commencement of any Offering, the Board may change any or all terms of such Offering and any subsequent Offerings.  The granting of Purchase Rights pursuant to each Offering hereunder shall occur on each respective Offering Date unless prior to such date (i) the Board determines that such Offering shall not occur, or (ii) no shares of Common Stock remain available for issuance under the Plan in connection with the Offering.

2.             Eligible Employees.

(a)           All Employees of the Company shall be granted Purchase Rights to purchase shares of Common Stock under each Offering on the Offering Date of such Offering, provided that each such Employee otherwise meets the employment requirements of Section 6(a) of the Plan.

(b)           Notwithstanding the foregoing, the following Employees shall not be Eligible Employees or be granted Purchase Rights under an Offering: (i) five percent (5%) stockholders (including ownership through unexercised and/or unvested stock options) as described in Section 6(c) of the Plan and (ii) Employees in jurisdictions outside of the United States if, as of the

Offering Date of the Offering, the grant of such Purchase Rights would not be in compliance with the applicable laws of any jurisdiction in which the Employee resides or is employed.

(c)           A person who first becomes an Eligible Employee during any Offering may not participate in such Offering, and instead must wait until the next Offering to participate.

3.             Purchase Rights.

(a)           Subject to the limitations contain herein and in the Plan, on an Offering Date, each Eligible Employee shall be granted a Purchase Right to purchase the number of shares of Common Stock purchasable with up to ten percent (10%) of such Eligible Employee’s Earnings paid during the period of such Offering; provided, however, that no Eligible Employee may have more than ten percent (10%) of such Eligible Employee’s Earnings applied to purchase shares of Common Stock under all ongoing Offerings under the Plan and all other plans of the Company intended to qualify as Employee Stock Purchase Plans under Section 423 of the Code.

(b)           For Offerings hereunder, “Earnings” means the base compensation paid to an Employee, including all salary, wages (including amounts elected to be deferred by the employee, that would otherwise have been paid, under any cash or deferred arrangement or other deferred compensation program established by the Company), but excluding all overtime pay, commissions, bonuses, and other remuneration paid directly to the Employee,  profit sharing, the cost of employee benefits paid for by the Company, education or tuition reimbursements, imputed income arising under any Company group insurance or benefit program, traveling expenses, business and moving expense reimbursements, income received in connection with stock options, contributions made by the Company under any employee benefit plan, and similar items of compensation.

(c)           Notwithstanding the foregoing, the maximum number of shares of Common Stock that an Eligible Employee may purchase on the Purchase Date under an Offering shall be such number of shares as has a Fair Market Value (determined as of the Offering Date for such Offering) equal to (x) $25,000 multiplied by the number of calendar years in which the Purchase Right under such Offering has been outstanding at any time, minus (y) the Fair Market Value of any other shares of Common Stock (determined as of the relevant Offering Date with respect to such shares) that, for purposes of the limitation of Section 423(b)(8) of the Code, are attributed to any of such calendar years in which the Purchase Right is outstanding. The amount in clause (y) of the previous sentence shall be determined in accordance with regulations applicable under Section 423(b)(8) of the Code based on (i) the number of shares previously purchased with respect to such calendar years pursuant to such Offering or any other Offering under the Plan, or pursuant to any other Company plans intended to qualify as Employee Stock Purchase Plans under Section 423 of the Code, and (ii) the number of shares subject to other Purchase Rights outstanding on the Offering Date for such Offering pursuant to the Plan or any other such Company Employee Stock Purchase Plan.

(d)           The maximum aggregate number of shares of Common Stock available to be purchased by all Eligible Employees under an Offering shall be the number of shares of Common Stock remaining available under the Plan on the Offering Date.  If the aggregate purchase of shares of Common Stock upon exercise of Purchase Rights granted under an

Offering would exceed the maximum aggregate number of shares available, the Board shall make a pro rata allocation of the shares available in a uniform and equitable manner.

(e)           Notwithstanding the foregoing, the maximum number of shares of Common Stock that an Eligible Employee may purchase during any Offering shall not exceed five thousand (5,000) shares.

4.             Purchase Price.

The purchase price of shares of Common Stock under each Offering shall be the lesser of: (i) eighty-five percent (85%) of the Fair Market Value of such shares of Common Stock on the Offering Date of such Offering or (ii) or eighty-five percent (85%) of the Fair Market Value of such shares of Common Stock on the Purchase Date of such Offering, in each case rounded up to the nearest whole cent per share.

5.             Participation.

(a)           An Eligible Employee may become a Participant in an Offering by delivering an enrollment form authorizing payroll deductions.  Such deductions must be in whole percentages of Earnings, with a minimum percentage of one percent (1%) and a maximum percentage of ten percent (10%).  A Participant may not make additional payments into his or her account.  A Participant shall complete such enrollment form as the Company provides, and the completed enrollment form must be delivered to the Company prior to the date participation is to be effective, unless a later time for filing the enrollment form is set by the Company for all Eligible Employees with respect to a given Offering.

(b)           Except as provided in paragraph 5(c) below, a Participant may not increase or decrease his or her participation level during an Offering.

(c)           A Participant may withdraw from an Offering and receive his or her accumulated payroll deductions from the Offering without interest, at any time prior to the end of such Offering, excluding only the ten (10) day period immediately preceding such Offering’s Purchase Date (or such shorter period of time determined by the Company and communicated to Participants), by delivering a withdrawal notice to the Company in such form as the Company provides.  A Participant who has withdrawn from an Offering shall not again participate in such Offering, but may participate in subsequent Offerings under the Plan in accordance with the terms of the Plan and the terms of such subsequent Offerings.

(d)           Notwithstanding the foregoing or any other provision of this Offering document or of the Plan to the contrary, neither the enrollment of any Eligible Employee in the Plan nor any forms relating to participation in the Plan shall be given effect until such time as a registration statement covering the registration of the shares under the Plan that are subject to the applicable Offering has been filed by the Company and has become effective.

6.             Purchases.

Subject to the limitations contained herein, on the Purchase Date of an Offering, each Participant’s accumulated payroll deductions (without any increase for interest) shall be applied to the purchase of whole shares, up to the maximum number of shares permitted under the Plan and the Offering.

7.             Notices and Agreements.

Any notices or agreements provided for in an Offering or the Plan shall be given in writing, in a form provided by the Company, and unless specifically provided for in the Plan or this Offering document, shall be deemed effectively given upon receipt or, in the case of notices and agreements delivered by the Company, five (5) days after deposit in the United States mail, postage prepaid.

8.             Exercise Contingent on Stockholder Approval.

To the extent required under the Plan or as otherwise required by the Board, the exercise of Purchase Rights granted under an Offering may be subject to the approval of the Plan by the stockholders of the Company.

9.             Offering Subject to Plan.

Each Offering is subject to all the provisions of the Plan, and the provisions of the Plan are hereby made a part of the Offering.  Each Offering is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan.  In the event of any conflict between the provisions of an Offering and those of the Plan (including interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan), the provisions of the Plan shall control.